Exhibit 99.1

BioCardia Announces Japanese Patent for Helix™ Biotherapeutic Delivery System

March 10, 2025

Sunnyvale, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces that the Japan Patent Office has granted Japanese Patent No. 7641330 titled “Radial and Transendocardial Delivery Catheter” with a patent term that will expire on or after September 30, 2034.

“This new patent in Japan adds to our growing patent position with respect to minimally invasive catheter-based delivery systems for cell and gene-based therapies to the heart,” said Dr. Peter Altman, BioCardia CEO. “Our clinical cell therapy candidates for the treatment of ischemic cardiomyopathies benefit greatly from the performance of these systems, as will current and future biotherapeutic partners supported by our extensive preclinical and clinical experience. Japan is an important initial market for these therapies because of their national commitment to support novel and cost-effective cell therapy solutions for their aging population while also developing the Japanese stem cell industry (1).”

BioCardia’s newly issued Japanese Patent No. 7641330 describes minimally invasive interventional biotherapeutic delivery catheters to deliver biologic therapies to target sites in the heart. This minimally invasive delivery approach enables optimal treatment at the sites where needed, minimizes off-target toxicities, and avoids the need for surgical access to the heart. The allowed claims cover BioCardia’s helical needle-tipped catheter technology platform, which available data supports is the safest and most efficient approach for biotherapeutic delivery to the heart (2, 3). BioCardia believes its Helix System to be the only catheter-based intramyocardial delivery system in active clinical use.

BioCardia has secured an extensive portfolio of issued patents and pending patent applications around cell, exosome, and microRNA biotherapeutic candidates, minimally invasive biotherapeutic delivery platforms, and advanced cardiac imaging technologies. These inventions have resulted from the pursuit of its ongoing mission to develop new therapies for the patients suffering from cardiovascular disease.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates and biotherapeutic delivery capabilities. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors.” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

1.	Konomi K, Tobita M, Kimura K, Sato D. New Japanese initiatives on stem cell therapies. Cell Stem Cell. 2015 Apr 2;16(4):350-2.
2.	Mitsutake Y, Pyum WB, Rouy D, Wong Po Foo C, Stertzer SH, Altman P, Ikeno F. Improvement of local cell delivery using Helix Transendocardial Delivery Catheter in a porcine heart, Int Heart J. 2017.
3.	Raval AN and Pepine CJ. Clinical Safety Profile of Transendocardial Catheter Injection Systems: A Plea for Uniform Reporting, Cardiovasc Revasc Med, 2021.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120